FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

John G. Johnson, Jr. (“Executive”) and Foamex International Inc., a Delaware corporation and its primary operating subsidiary Foamex L.P. (together with their subsidiaries, successors and assigns, collectively the “Company”), hereby enter into this First Amendment to Employment Agreement.

WHEREAS, Executive and Company are parties to an employment agreement, dated April 16, 2007 (the “Employment Agreement”); and

WHEREAS, the Company and Executive wish to continue Executive’s employment as Chief Executive Officer of the Company with such changes to the Employment Agreement as are set forth herein; and

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and in the Employment Agreement, it is agreed that the Employment Agreement shall be amended as follows:

1.	Section 3.1(b) of the Employment Agreement is amended and restated as follows:

“Benefits. Executive shall participate during the Term in such 401(k), pension, supplemental executive retirement plan, life insurance, health, disability and major medical insurance plans, and in such other senior executive officer benefit and perquisite plans, programs or policies, as may be maintained from time to time by the Company or its affiliates during the Term, in each case on a basis no less favorable to Executive than the basis generally provided to other similarly-situated senior executive officers of the Company and subject to the terms and provisions of such plans, programs or policies. During the Term, the Company shall pay Executive a car allowance of $1,200 per month. To the extent practicable, the Company will provide Executive with a single life annuity benefit of $1,966 per month (or equivalent annuity options) in respect of Executive’s prior service with the Company. Such payments shall be made at the same time as all other pension plan payments are made.”

2.         In Section 3.1(d) of the Employment Agreement, in line 10, delete the words “thirty (30) days” and insert the words “one-hundred twenty (120) days”.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this First Amendment to Employment Agreement on July 20, 2007.

FOAMEX INTERNATIONAL INC.

By:	/s/ Gregory J. Christian
Name:	Gregory J. Christian
Title:	President

/s/ John G. Johnson, Jr.

John G. Johnson, Jr.